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                                                                    EXHIBIT 23.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We hereby consent to the reference to our firm under the caption 'Experts' and to the incorporation by reference in this amended Registration Statement (Form S-3) and related Prospectus of Leucadia National Corporation for the public offering of up to 241,000 common shares, of our reports, dated
January 16, 2004, with respect to the financial statements of EagleRock Capital Partners (QP), LP as of December 31, 2003 and 2002 and for the years then ended, and EagleRock Master Fund as of December 31, 2003 and 2002, and for the year and period then ended, included in the Leucadia National Corporation 2003
Form 10-K, filed with the Securities and Exchange Commission.


                                           /s/ BDO SEIDMAN, LLP
                                           .....................................
                                           BDO SEIDMAN, LLP


New York, New York
November 3, 2004